UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 19, 2017

NOBLE CORPORATION plc

(Exact name of Registrant as specified in its charter)

England and Wales	001-36211	98-0619597
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Devonshire House, 1 Mayfair Place London, England		W1J8AJ
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: +44 20 3300 2300

NOBLE CORPORATION

(Exact name of Registrant as specified in its charter)

Cayman Islands	001-31306	98-0366361
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Suite 3D, Landmark Square 64 Earth Close P.O. Box 31327 Georgetown, Grand Cayman, Cayman Islands, BWI		KY-1 1206
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (345) 938-0293

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This combined filing on Form 8-K is separately filed by Noble Corporation plc, a public limited company incorporated under the laws of England and Wales (“Noble-U.K.”), and Noble Corporation, a Cayman Islands company (“Noble-Cayman”). Information in this filing relating to Noble-Cayman is filed by Noble-U.K. and separately by Noble-Cayman on its own behalf. Noble-Cayman makes no representation as to information relating to Noble-U.K. (except as it may relate to Noble-Cayman) or any other affiliate or subsidiary of Noble-U.K. This report should be read in its entirety as it pertains to each of Noble-U.K. and Noble-Cayman.

Item 1.01	Entry into Material Definitive Agreement.

Amendment to Existing Credit Agreement

On December 19, 2017, Noble-Cayman and its wholly-owned indirect subsidiary, Noble International Finance Company, a Cayman Islands company (“NIFCO”), as the borrowers, JPMorgan Chase Bank, N.A. (“JPMorgan”), as the administrative agent and a swingline lender, the lenders party thereto and the other parties thereto entered into a First Amendment and Consent and Successor Agent Agreement (the “Amendment”) amending Noble-Cayman’s Revolving Credit Agreement dated as of January 26, 2015 (as amended by the Amendment, the “Existing Credit Agreement”).

The Amendment permits, among other things, (i) the entry by Noble Cayman Limited, a Cayman Islands company and a wholly-owned indirect subsidiary of Noble-Cayman (“NCL”), and NIFCO into a new senior unsecured revolving credit agreement (as further described below, the “New Credit Agreement”) and (ii) a non-pro rata commitment reduction (the “Commitment Reduction”) for each lender under the Existing Credit Agreement which becomes a lender under the New Credit Agreement with commitments thereunder up to the amount specified in the Amendment. Upon the satisfaction of certain other conditions, the Amendment further provides for, on or after January 3, 2018, among other things, (i) the reduction of the Existing Credit Agreement’s letter of credit subfacility to $0, (ii) the Commitment Reduction and (iii) the resignation of JPMorgan as administrative agent and appointment of Wilmington Trust, National Association, as successor administrative agent under the Existing Credit Agreement. The Commitment Reduction will result in the lenders under the New Credit Agreement having no commitments under the Existing Credit Agreement and will reduce the aggregate principal amount of commitments under the Existing Credit Agreement to $300,000,000. The maturity of the Existing Credit Agreement remains January 2020.

New Credit Agreement

On December 21, 2017, NCL and NIFCO, as borrowers, and Noble Holding UK Limited, a company incorporated under the laws of England and Wales and a wholly-owned direct subsidiary of Noble-U.K. (“NHUK”), as parent guarantor, entered into the New Credit Agreement with JPMorgan, as the administrative agent and a swingline lender, Wells Fargo Bank, National Association (“Wells Fargo”), as a swingline lender, the lenders party thereto and the other parties thereto. The maximum aggregate amount of borrowings available under the New Credit Agreement is $1,501,500,000. The New Credit Agreement provides for a swingline subfacility currently in the amount of $315,000,000, with the ability to increase such amount to up to $400,000,000 (subject to certain lenders agreeing to make swingline loans following the closing date), and a letter of credit subfacility currently in the amount of $15,000,000, with the ability to increase such amount to up to $500,000,000 (subject to certain lenders agreeing to become issuers of letters of credit following the closing date). Borrowings under the New Credit Agreement may be used for working capital and other general corporate purposes. Initial availability of borrowings under the New Credit Agreement is subject to the satisfaction of certain conditions, including the Commitment Reduction, as described above. In addition, the ability to borrow revolving loans and swingline loans under the New Credit Agreement is conditioned on there being no unused commitments to advance loans under the Existing Credit Agreement (to the extent it is outstanding at the relevant time). The New Credit Agreement also includes restrictions on borrowings if, after giving effect to any such borrowings and the application of the proceeds thereof, the aggregate amount of Available Cash (as defined in the New Credit Agreement) would exceed $200,000,000.

NCL and NIFCO are the borrowers under the New Credit Agreement. Subject to the satisfaction of certain conditions, NCL may from time to time designate one or more of NHUK’s other wholly-owned non-U.S. subsidiaries as additional borrowers under the New Credit Agreement. The borrowers under the New Credit Agreement guarantee the obligations of each other borrower under such New Credit Agreement. In addition, as of the closing date of the New Credit Agreement, NHUK has guaranteed the obligations of the borrowers under the New Credit Agreement. Certain other subsidiaries of Noble-U.K. will be required from time to time to guarantee the obligations of the borrowers under the New Credit Agreement in order maintain compliance with the Guarantor Ratio Covenants (as defined below).

Subject to the satisfaction of certain conditions and the successful procurement of additional commitments from new or existing lenders, NCL may elect to increase the maximum amount available under the New Credit Agreement from $1,501,500,000 up to an amount not to exceed $2,000,000,000.

The New Credit Agreement has an initial maturity of five years from the date on which borrowings are first able to be made under the New Credit Agreement, with such date expected to be January 3, 2018. So long as no event of default has occurred and is continuing under the New Credit Agreement, NCL may request (up to two times) that the term of the New Credit Agreement be extended for an additional period of one year. Each such extension is subject to the approval of lenders holding greater than 50% of the commitments then outstanding under the New Credit Agreement, and the commitment of any lender that does not consent to an extension of the maturity date will be terminated on the then-effective maturity date.

Revolving borrowings under the New Credit Agreement bear interest, at NCL’s option, at either (a) the sum of Adjusted LIBOR (as defined in the New Credit Agreement), plus a margin ranging between 2.75% to 4.25%, depending on the credit rating of Noble Holding International Limited, a Cayman Island company and a wholly-owned indirect subsidiary of each of Noble-U.K. and Noble-Cayman (“NHIL”), or (b) the sum of the Base Rate (as defined in the New Credit Agreement), plus a margin ranging between 1.75% to 3.25%, depending on NHIL’s credit rating.

The New Credit Agreement contains certain financial covenants applicable to NHUK and its subsidiaries, including (i) a covenant restricting debt to total tangible capitalization to not greater than 55% at the end of each fiscal quarter, (ii) a minimum Liquidity (as defined in the New Credit Agreement) requirement of $300,000,000, (iii) a covenant that, beginning with the fiscal quarter ending March 31, 2018, the ratio of the Rig Value (as defined in the New Credit Agreement) of Marketed Rigs (as defined in the New Credit Agreement) to the sum of commitments under the New Credit Agreement plus indebtedness for borrowed money of the borrowers and guarantors, in each case, that directly own Marketed Rigs, is not less than 3:00 to 1:00 at the end of each fiscal quarter and (iv) a covenant that, beginning with the fiscal quarter ending March 31, 2018, the ratio of (A) the Rig Value of the Closing Date Rigs (as defined in the New Credit Agreement) that are directly wholly owned by the borrowers and guarantors to (B) the Rig Value of the Closing Date Rigs owned by NHUK, subsidiaries of NHUK and certain local content affiliates, is not less than 80% at the end of each fiscal quarter (such covenants described in (iii) and (iv) of this paragraph, the “Guarantor Ratio Covenants”).

The New Credit Agreement also contains additional covenants generally applicable to NHUK and its subsidiaries that NCL considers usual and customary for an agreement of this type, including compliance with laws (including environmental laws, ERISA and anti-corruption and sanctions laws), delivery of quarterly and annual financial statements, maintenance and operation of property, restrictions on the incurrence of liens and indebtedness, mergers and other fundamental changes, restricted payments, repurchases and redemptions of indebtedness with maturities outside of the maturity of the New Credit Agreement, sale and leaseback transactions and transactions with affiliates. Borrowings under the New Credit Agreement are subject to acceleration upon the occurrence of events of default that NCL considers usual and customary for an agreement of this type.

The foregoing descriptions are qualified in their entirety by reference to the Amendment and the New Credit Agreement, copies of which are filed as exhibits to this Current Report on Form 8-K and are incorporated by reference herein. Certain schedules and exhibits to the New Credit Agreement have not been filed with the New Credit Agreement. Noble-U.K. and Noble-Cayman will furnish supplementally any omitted schedule or exhibit to the U.S. Securities and Exchange Commission (the “SEC”) upon request.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On December 20, 2017, Noble-U.K. filed a press release announcing the signing of the Amendment and the receipt of commitments in respect of the New Credit Agreement. The press release is filed as an exhibit to this report and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER		DESCRIPTION

4.1	—	Revolving Credit Agreement dated as of December 21, 2017, among Noble Cayman Limited, a Cayman Islands company (“NCL”), and Noble International Finance Company, a Cayman Islands company (“NIFCO”), as Borrowers; Noble Holding UK Limited, a company incorporated under the laws of the England and Wales (“NHUK”), as Parent Guarantor; the Subsidiary Guarantors from time to time parties thereto; JPMorgan Chase Bank, N.A. (“JPMorgan”), as Administrative Agent, a Swingline Lender, Lead Arranger and Lead Bookrunner; Wells Fargo Bank, N.A., as a Swingline Lender; the Lenders party thereto; SunTrust Bank, Wells Fargo Bank, N.A., Citibank, N.A., HSBC Bank USA, N.A., Barclays Bank Plc and DNB Bank ASA New York Branch, as Co-Syndication Agents; Credit Suisse AG Cayman Islands Branch and BNP Paribas, as Co-Documentation Agents.

4.2	—	First Amendment and Consent to Revolving Credit Agreement and Successor Agent Agreement, dated as of December 19, 2017, among Noble Corporation, a Cayman Islands company (“Noble-Cayman”), and Noble International Finance Company, a Cayman Islands company (“NIFCO”), as Borrowers; JPMorgan Chase Bank, N.A. (“JPMorgan”), as Administrative Agent and a Swingline Lender; Wilmington Trust, National Association, as Successor Administrative Agent, the lenders party thereto and the other parties party thereto.

99.1	—	Press release of Noble Corporation plc, dated as of December 20, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Noble Corporation plc, a company registered under the laws of England and Wales

Date: December 21, 2017

By:	/s/ Adam C. Peakes
Adam C. Peakes Senior Vice President and Chief Financial Officer

Noble Corporation, a Cayman Islands company

By:	/s/ Thomas B Sloan Jr.
Thomas B Sloan Jr. Vice President and Chief Financial Officer